Exhibit 10.2

US ECOLOGY, INC.

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (this “Agreement”) is entered into as of [GrantDate] (the “Grant Date”), between US Ecology, Inc., a Delaware corporation (the “Company”), and [FirstLast] (the “Grantee”).

WHEREAS, the Company maintains the Amended and Restated US Ecology, Inc. Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”) pursuant to which Restricted Stock may be granted; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the award of Restricted Stock provided for herein to the Grantee in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Restricted Stock.

Pursuant to Section 6.3 of the Plan, the Company hereby grants to the Grantee an award of [TotalRS] Shares of Restricted Stock (the “Restricted Shares”). The Restricted Shares shall be administered by the Company or its designated agent and shall be subject to the execution and return of this Agreement by the Grantee (or the Grantee’s estate, if applicable) to the Company as provided in Section 5 hereof.  Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.

2. Restrictions on Transfer.

Except as permitted by the Committee in accordance with Section 13 of the Plan, no unvested Restricted Shares or other right or interest of the Grantee with respect thereto shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of the Grantee to, any Person other than the Company or any Subsidiary, or assigned or transferred by the Grantee otherwise than by will or the laws of descent and distribution, and all rights hereunder shall be exercisable during the lifetime of the Grantee only by the Grantee or his or her guardian or legal representative.

3. Restricted Period.

The Restricted Shares are unvested on the Grant Date.  Except as provided in Section 4 hereof, the Restricted Shares shall vest as follows:

•	[Year1RS] of the Restricted Shares shall vest on [Year1VestingDate];
•	[Year2RS] of the Restricted Shares shall vest on [Year2VestingDate]; and
•	[Year3RS] of the Restricted Shares shall vest on [Year3VestingDate].

Vesting in all cases is subject to the Grantee’s continued employment or other service with the Company or a Subsidiary from the Grant Date until the applicable vesting date.

4. Effect of Certain Terminations of Employment or Other Service.

Unless otherwise provided in an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, if the Grantee’s employment or other service terminates at any time (A) (i) due to the Grantee’s death or Disability; or (ii) within twenty-four (24) months following a Change in Control by the Company or a Subsidiary without Cause or by the Grantee for Good Reason, then in each case of clauses (i) and (ii), all then outstanding Restricted Shares which have not vested in accordance with Section 3 herein shall vest in full as of the date of such termination and the applicable Restriction Period shall expire or (B) other than as provided in clause (A) of this Section 4, then any unvested Restricted Shares shall be forfeited with no compensation due to the Grantee or any other Person.

5. Execution of Award Agreement.

The Restricted Shares shall be subject to the Grantee’s execution and return of this Agreement to the Company or its designee (including by electronic means, if so provided) no later than the earlier of (i) [AcceptanceDate]; and (ii) the date that is immediately prior to the first date that any of the Restricted Shares vest pursuant to Section 3 or 4 hereof (the “Grantee Return Date”); provided that if the Grantee dies before the Grantee Return Date, this requirement shall be deemed to be satisfied if the executor or administrator of the Grantee’s estate executes and returns this Agreement to the Company or its designee no later than ninety (90) days following the Grantee’s death (the “Executor Return Date”). If this Agreement is not so executed and returned on or prior to the Grantee Return Date or the Executor Return Date, as applicable, the Restricted Shares shall be forfeited, and neither the Grantee nor the Grantee’s heirs, executors, administrators, beneficiaries or successors shall have any rights with respect thereto.

6. Stockholder Rights.

The Grantee shall have all rights as a stockholder with respect to the Restricted Shares (including, without limitation, the right to receive dividends thereon (whether in cash or Shares), at the same time such dividends are paid on Shares generally, and to vote such Restricted Shares).

7. No Right to Continued Employment or Other Service.

Neither the Plan nor this Agreement shall be construed as giving the Grantee any right to be retained in the employ or other service of the Company or any Subsidiary.

8. Withholding of Taxes.

The Grantee must make appropriate arrangements for the payment of any taxes relating to the Restricted Shares. The Company and its Subsidiaries are authorized to withhold from any payment relating to the Restricted Shares, including from a distribution of Shares, or from any payroll or other payment to the Grantee, amounts of withholding and other taxes due in connection with the Restricted Shares, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and the Grantee to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the Restricted Shares. This authority shall include, in the discretion of the Committee, the ability to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of the Grantee's tax withholding obligations and to require the Grantee to enter into elections in respect of taxes.  If the Grantee is subject to Section 16 of the Exchange Act with respect to the Company, the Grantee may direct the Company to reduce the number of Shares that would otherwise be deliverable upon the vesting of the Restricted Shares having a Fair Market Value on the date of vesting equal to the withholding taxes payable in connection with such vesting. Withholding of taxes in the form of Shares with respect to the Restricted Shares shall not occur at a rate that equals or exceeds the rate that would result in liability accounting treatment.

9. Compliance with Securities Law.

9.1

No Shares may be issued hereunder if the Company shall at any time determine that to do so would (i) violate the listing requirements of an applicable securities exchange, or adversely affect the registration or qualification of the Company's Shares under any state or federal law or regulation, or (ii) require the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities. In any of the events referred to in clause (i) or clause (ii) above, the issuance of such Shares shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of the Restricted Shares or any portion of the Restricted Shares during the period when issuance has been suspended.

9.2

The Committee may require, as a condition to the issuance of the Restricted Shares hereunder, representations, warranties and agreements to the effect that such Restricted Shares are being purchased or acquired by the Grantee for investment only and without any present intention to sell or otherwise distribute such Restricted Shares and that the Grantee will not dispose of such Restricted Shares in a transaction which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act or the rules or regulations thereunder.

10. Amendment.

The Committee may waive any condition or right under, or amend, alter, suspend, discontinue, or terminate, this Agreement and/or the Restricted Shares; provided, however, that without the consent of the Grantee, no such amendment, alteration, suspension, discontinuation, or termination of the Plan, this Agreement or the Restricted Shares may materially and adversely affect the rights of the Grantee under this Agreement, except insofar as any such action is necessary to ensure the Plan’s and this Agreement’s compliance with applicable law or regulation or the listing requirements of an applicable securities exchange, including, without limitation, Code Sections 162(m) or 409A.

11. Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

12. Governing Law.

To the extent that Federal laws do not otherwise control, the validity and construction of this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the choice of law principles thereof.

13. Recoupment.

The Restricted Shares shall be subject to mandatory repayment by the Grantee to the Company pursuant to the terms of any applicable Company "clawback" or recoupment policy.

14. Restricted Shares Subject to Plan.

This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15. Successors and Assigns.

The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein or in the Plan, this Agreement will be binding upon the Grantee and the Grantee's beneficiaries, executors, administrators and the Person(s) to whom the Restricted Shares may be transferred by will or the laws of descent and distribution.

16. Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee, the Grantee’s heirs, executors, administrators and successors, and the Company and all other Persons for all purposes.

17. Entire Agreement.

This Agreement and the terms and conditions of the Plan constitute the entire understanding between the Grantee and the Company regarding the subject matter of this Agreement, and supersede all other agreements, whether written or oral, with respect to the Restricted Shares.

18. Headings.

The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

19. Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

20. Acceptance.

The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof and hereof, and accepts the Restricted Shares subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting of the Restricted Shares or the disposition of the Restricted Shares, and that the Grantee has been advised to consult a tax advisor prior to such vesting or disposition.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed effective the __ day of ______, 20__.

US ECOLOGY, INC.

By:	Jeffrey R. Feeler
Its:	President and Chief Executive Officer

GRANTEE

Name:	[FirstLast]
Address:	[Address]
[City], [State] [Zip]
Employee ID#:	[TaxID]